                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-06027) of our reports dated February 9, 1995 and March 16, 1995 on our audits of the financial statements of Fall Creek Resort, L.P. and Cypress Pointe Resort, L.P., respectively, as of December 31, 1994 and for each of the two years in the period then ended (not presented separately in this Registration Statement). We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                          Coopers & Lybrand

Orlando, Florida

August 14, 1996